AMERICASACTIVE:20981629.5 EXELON CORPORATION $1,000,000,000 6.500% Fixed to Fixed Reset Rate Junior Subordinated Notes Due 2055 UNDERWRITING AGREEMENT February 13, 2025 To the Representatives of the several Underwriters listed in Schedule 1 hereto Ladies and Gentlemen: Exelon Corporation, a Pennsylvania corporation (the “Company”), proposes to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 6.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Securities”). The Securities are to be issued under a base indenture, dated as of June 17, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the supplemental indenture, to be dated as of February 1, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof. The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows: 1. Registration Statement. As of the date of this Agreement, the Applicable Time of Sale and the Closing Date (as defined herein), the Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement, as defined in Rule 405 on Form S-3 (Registration No. 333-266487), including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, were declared effective as of April 30, 2024. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final term sheet as contemplated by Section 4(b) hereof and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all 430B Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus, any Preliminary Prospectus and Schedule 1 hereto) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). (b) The Company has paid the fees required by the Commission relating to the Securities in accordance with Rules 457(o).

2 AMERICASACTIVE:20981629.5 (c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time and as of the “new effective date” with respect to the Securities pursuant to, and within the meaning of, Rule 430B(f)(2), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof. (d) The Disclosure Package did not, as of the time and date designated as the “Applicable Time of Sale” include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof. (e) The Company has not made and will not make (other than the final term sheet prepared and filed pursuant to Section 4(b) hereof) any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior written consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Act with respect to any such free writing prospectus; any such free writing prospectus (including the final term sheet prepared and filed pursuant to Section 4(b) hereof) will not, as of its issue date and through the completion of the public offer and sale of the Securities, include any information that is inconsistent with the information contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and any such free writing prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, did not, when issued or filed pursuant to Rule 433 under the Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of clarity, nothing in this Section 1(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder. (f) At the earliest time after the filing of the Registration Statement that the Company or another offering participant (x) made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2)) and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. 2. Purchase of the Securities by the Underwriters. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth on Schedule 2 hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto. The Underwriters agree to make a public offering of their respective Securities specified in Schedule 1 hereto at the prices to public

3 AMERICASACTIVE:20981629.5 specified in Schedule 2 hereto. It is understood that after such initial offering, the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice. The Company shall not be obligated to deliver any of the Securities, except upon payment for all of the Securities to be purchased on the Closing Date. (b) Delivery of the Securities and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the offices of Ballard Spahr LLP at 10:00 A.M., New York City time, on February 19, 2025, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Closing Date.” On the Closing Date, the Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver or cause to be delivered a securities entitlement with respect to the Securities to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be registered in the name of Cede & Co., as nominee for DTC. 3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that: (a) Agreement. This Agreement has been duly authorized, executed and delivered by the Company. (b) The Securities. The Securities have been duly authorized and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus. (c) Indenture. The Indenture has been duly authorized and, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus. (d) Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” under the Investment Company Act. (e) No Market Manipulation. The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. (f) Organization; Authority. The Company has been duly organized and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority under its charter and bylaws to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

4 AMERICASACTIVE:20981629.5 (g) Capitalization; Subsidiaries. The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and Final Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and (except for directors' qualifying shares and except as otherwise set forth in the Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (h) No Conflicts. None of the execution and delivery of this Agreement, the Indenture or the Securities (the “Transaction Agreements”), the consummation of any of the transactions contemplated therein, or the fulfillment of the terms thereof, including the issuance and sale of the Securities hereunder, will result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the charter or bylaws of the Company or the organizational documents of any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except (x) in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, (A) reasonably be expected to have a material adverse effect on the performance of the Transaction Agreements, or the consummation of any of the transactions contemplated herein; or (B) reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase and distribution of the Securities by the Underwriters or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person. (i) No Consents Required. No consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state utility commission or other regulatory authority, is required in connection with the transactions contemplated herein, including the issuance and sale of the Securities or in the Indenture, except such as will be obtained under the Act and the Trust Indenture Act and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus. (j) Use of Proceeds. The Company will apply the net proceeds from the issuance and sale of the Securities, as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus. (k) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities, as described in the Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. (l) Properties. The Company and its subsidiaries own or lease all such properties as are necessary for the conduct of the Company’s operations as presently conducted. (m) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles.

5 AMERICASACTIVE:20981629.5 (n) Independent Auditor. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder. (o) Internal Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (p) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective. (q) No Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). (r) No Violations or Defaults. Neither the Company nor any Significant Subsidiary is (i) in violation of its operating agreement or its charter, bylaws or other organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) materially in violation of any law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable. (s) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the failure to possess or the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). (t) No Unlawful Payments; FCPA. Neither the Company, any of its subsidiaries, or any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent affiliate, or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or other similar anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have conducted, and will continue to conduct, their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to institute, maintain and enforce, policies and procedures designed to promote compliance with all applicable Anti-Corruption Laws.

6 AMERICASACTIVE:20981629.5 (u) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including, without limitation, by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)), the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti- Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Money Laundering Laws. (v) Cybersecurity. Except as disclosed in the Disclosure Package and the Final Prospectus, there has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices. (w) OFAC. Neither the Company, any of its subsidiaries, or any director, officer, or employee thereof, nor to the knowledge of the Company, any agent affiliate, or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the United States Government (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-Ukrainian government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”). The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions. Since April 24, 2019, to the knowledge of the Company, neither the Company nor any of its subsidiaries has engaged in or is now engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of this dealing or transaction is or was, or whose government is or was, the subject of Sanctions, to the extent such dealings or transactions would be prohibited by applicable Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or finance the activities of or business with any person, or in any country or territory, that is the subject or the target of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Party to this Agreement).

7 AMERICASACTIVE:20981629.5 Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter. 4. Further Agreements. The Company covenants and agrees with each Underwriter that: (a) Registration Statement; Final Prospectus. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; provided that nothing in this Section 4(a) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. (b) Final Term Sheet. The Company shall prepare a final term sheet, containing solely a description of the Securities, substantially in the form of Annex I hereto, a copy of which shall be furnished to the Representatives for their review prior to filing. The Company will not file such term sheet without the approval of the Representatives, which approval shall not be unreasonably withheld, conditioned or delayed. Upon receipt of such approval of the Representatives, the Company shall file such term sheet pursuant to Rule 433(d) within the time period prescribed by such rule; and shall file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d). (c) No Free Writing Prospectus. Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405), other than the final term sheet prepared and filed pursuant to Section 4(b) hereof or any free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 (including a preliminary Bloomberg screen containing substantially the same information, but in any event not more information, than the final term sheet prepared and filed pursuant to Section 4(b)). (d) Amendments and Supplements. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. If, prior to the Closing Date, there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the

8 AMERICASACTIVE:20981629.5 Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission. (e) Earnings Releases. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. (f) Copies; Printing. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. (g) Blue Sky; FINRA. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. (h) Company Lock-Up Period. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of, any long-term debt securities issued or guaranteed by the Company or preferred stock (other than the Securities), prior to the Closing Date. (i) No Market Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. 5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Securities on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time of Sale, the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, and to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions: (a) Filings; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. (b) Company Counsel Opinion. Ballard Spahr LLP, counsel for the Company, shall have furnished to the Representatives its opinion, including a negative assurance statement, dated the Closing Date, in substantially the form set forth in Schedule 3. (c) Underwriter Counsel Opinion. The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, including a negative assurance statement, dated

9 AMERICASACTIVE:20981629.5 the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn LLP may rely, as to matters governed by the laws of the Commonwealth of Pennsylvania, upon the opinion of counsel for the Company referred to in Section 5(b). (d) Officers’ Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by two officers, who shall be any of the chief executive officer, the principal financial officer, the principal accounting officer, the chief strategy officer, the treasurer or an assistant treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto and that: (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). (e) Comfort Letters. At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives. (f) No Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). (g) No Ratings Downgrade. During the period from the Execution Time to and including the Closing Date, (i) there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s debt securities. (h) Other Deliveries. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

10 AMERICASACTIVE:20981629.5 If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. 6. Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, in light of the circumstances in which it was made, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any Preliminary Prospectus, the Final Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any electronic roadshow or other written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares provided to investors by, or with the approval of, the Company, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. (b) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter, as applicable, furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in Section 6(a) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statement set forth on the cover page regarding delivery of the Securities and (ii) the fifth, sixth, seventh, eighth, eleventh and twelfth paragraphs under the heading “Underwriting” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. (c) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election

11 AMERICASACTIVE:20981629.5 to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, if any indemnified party is entitled to retain separate legal counsel (including local counsel) the indemnifying party shall not be required to bear the fees, costs and expenses of more than one separate counsel (in addition to the fees and expenses of any local counsel) for all indemnified parties with respect to such lawsuit, claim or proceeding; provided that such legal counsel shall be reasonably satisfactory to each indemnified person. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or admission of, fault, culpability or failure to act on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent will not be unreasonably withheld. (d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is for any reason held to be unenforceable by an indemnified party or is insufficient to hold harmless a party indemnified under paragraph (a) or (b) of this Section 6, although applicable in accordance with its terms (including the requirements of Section 6(c) above), the Company and each Underwriter severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by (i) the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and (ii) the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

12 AMERICASACTIVE:20981629.5 7. [Reserved]. 8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (A) at any time prior to such time (i) trading in the common stock of the Company shall have been suspended by the Commission, the New York Stock Exchange (the “NYSE”) or the Nasdaq Global Select Market (“Nasdaq”) or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, (v) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act or (vi) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities and (B) the effect of the event as set forth in the foregoing clauses (iii) and (iv), as the case may be, on the financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). 9. Defaulting Underwriter. (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities the defaulting Underwriter failed to purchase. (b) If the non-defaulting Underwriters are not obligated to and do not purchase all the Securities the defaulting Underwriter failed to purchase, the Company shall be entitled to a period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares and if arrangements for the purchase of such Shares by other persons selected by the Company and reasonably satisfactory to the Representative are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company unless the Company elects to reduce the principal amount of the Securities to be offered by the amount of the Securities that the defaulting Underwriter failed to purchase, in which event the non-defaulting Underwriters will have the right to purchase all, but shall not be under any obligation to purchase any, of such reduced principal amount of the Securities. In the event the non-defaulting Underwriters decline to purchase all of such reduced principal amount of the Securities, this Agreement will terminate without any liability on the part of the non-defaulting Underwriters or the Company. (c) In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder. 10. Payment of Expenses. (a) Whether or not the transactions contemplated by the Transaction Agreements are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under the Transaction Agreements, including without limitation, (i) the

13 AMERICASACTIVE:20981629.5 costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Agreements and all other agreements or documents printed and delivered in connection with the offering of the Securities; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel to the Underwriters); (vi) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; (vii) the fees and expenses of any rating agencies rating the Securities; and (x) any fees and expenses of the Trustee. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 6 and 10(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters provided above in this Section 10(a)), and transfer taxes on the resale by them of any of the Securities. (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities, if any, for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with the Transaction Agreements and the transactions contemplated thereby, and the Company shall not in any event be liable to any of the Underwriters for any other amount, including, without limitation, damages on account of loss of anticipated profits from the sale of the Securities. 11. Representations and Warranties to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 10 hereof shall survive the termination or cancellation of this Agreement. 12. U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section 12: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

14 AMERICASACTIVE:20981629.5 (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133), Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 646-291-1469), Goldman Sachs & Co. LLC, 200 West Street, New York, New York, Attention: Registration Department (email: registration- syndops@ny.email.gs.com), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax: 212-834-6081) and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (fax no.: (212) 761-6691) and (ii) the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, Illinois 60680-5398, Attention: Vice President and Treasurer (fax no.: (312) 394-8925); E-mail: ryan.brown@exeloncorp.com and confirmed to the General Counsel (fax no.: (312) 394-5443). 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. 15. Research Analyst Independence. The Company and the Underwriters acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt securities of the Company. 16. Patriot Act Acknowledgment. The parties hereto acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients. 17. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate thereof through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15 AMERICASACTIVE:20981629.5 18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. 19. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. 20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. 21. Electronic Signature. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) www.docusign.com or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof. 23. Certain Defined Terms. The terms which follow, when used in this Agreement, shall have the meanings indicated. “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Agreement” shall mean this Underwriting Agreement including all schedules attached hereto and made a part hereof. “Applicable Time of Sale” shall mean 3:27 PM Eastern Time on February 13, 2025. “Base Prospectus” shall mean the base prospectus filed by the Company referred to in paragraph 1(a) above contained in the Registration Statement on the Effective Date. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. “Commission” shall mean the Securities and Exchange Commission. “Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus, as amended and supplemented to the Applicable Time of Sale, (ii) the final term sheet prepared and filed pursuant to Section 4(b) hereof, (iii) any Issuer Free Writing Prospectus and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Applicable Time of Sale. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

16 AMERICASACTIVE:20981629.5 “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed by the Company pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus. “FINRA” shall mean The Financial Industry Regulatory Authority. “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433 under the Act. “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus by the Company, together with the Base Prospectus. “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended, as the case may be. “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” Rule 456,” “Rule 457,” and “Rule 462” and any subsections thereof, refer to such rules and any subsections thereof under the Act. “Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B. “Significant Subsidiary” shall have the meaning ascribed to such term in Regulation S-X under the Act. “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder. [signature page follows]

Signature Page to Underwriting Agreement Very truly yours, EXELON CORPORATION By: Name: Ryan Brown Title: Vice President and Treasurer

Signature Page to Underwriting Agreement Accepted as of the date first set forth above: Acting on behalf of itself and the several Underwriters listed in Schedule 1 hereto. BARCLAYS CAPITAL INC. By: Name: Title: CITIGROUP GLOBAL MARKETS INC. By: Name: Title: GOLDMAN SACHS & CO. LLC By: Name: Title: J.P. MORGAN SECURITIES LLC By: Name: Title: MORGAN STANLEY & CO. LLC By: Name: Title: John Lembeck Managing Director

Signature Page to Underwriting Agreement Accepted as of the date first set forth above: Acting on behalf of itself and the several Underwriters listed in Schedule 1 hereto. BARCLAYS CAPITAL INC. By: Name: Title: CITIGROUP GLOBAL MARKETS INC. By: Name: Title: GOLDMAN SACHS & CO. LLC By: Name: Title: J.P. MORGAN SECURITIES LLC By: Name: Title: MORGAN STANLEY & CO. LLC By: Name: Title: Adam D. Bordner Managing Director

Signature Page to Underwriting Agreement Accepted as of the date first set forth above: Acting on behalf of itself and the several Underwriters listed in Schedule 1 hereto. BARCLAYS CAPITAL INC. By: Name: Title: CITIGROUP GLOBAL MARKETS INC. By: Name: Title: GOLDMAN SACHS & CO. LLC By: Name: Title: J.P. MORGAN SECURITIES LLC By: Name: Title: MORGAN STANLEY & CO. LLC By: Name: Title: Robert Bottamedi Executive Director

Signature Page to Underwriting Agreement Accepted as of the date first set forth above: Acting on behalf of itself and the several Underwriters listed in Schedule 1 hereto. BARCLAYS CAPITAL INC. By: Name: Title: CITIGROUP GLOBAL MARKETS INC. By: Name: Title: GOLDMAN SACHS & CO. LLC By: Name: Title: J.P. MORGAN SECURITIES LLC By: Name: Title: MORGAN STANLEY & CO. LLC By: Name: Title: Natalie Smithson Vice President

Schedule 1-1 AMERICASACTIVE:20981629.5 Schedule 1 Underwriter Principal Amount of Securities to be Purchased Barclays Capital Inc. .............................................. $130,000,000 Citigroup Global Markets Inc................................. 130,000,000 Goldman Sachs & Co. LLC ................................... 130,000,000 J.P. Morgan Securities LLC ................................... 130,000,000 Morgan Stanley & Co. LLC ................................... 130,000,000 Credit Agricole Securities (USA) Inc..................... 70,000,000 RBC Capital Markets, LLC.................................... 70,000,000 Wells Fargo Securities, LLC .................................. 70,000,000 Loop Capital Markets LLC .................................... 55,000,000 M&T Securities, Inc. .............................................. 55,000,000 Academy Securities, Inc......................................... 7,500,000 Multi-Bank Securities, Inc...................................... 7,500,000 Siebert Williams Shank & Co., LLC...................... 7,500,000 Stern Brothers & Co. .............................................. 7,500,000 Total……………………………………………. $1,000,000,000

Schedule 2-1 AMERICASACTIVE:20981629.5 Schedule 2 Underwriting Agreement, dated February 13, 2025 Registration Statement No. 333-266487 Representatives: Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC A. Title, Purchase Price and Description of Securities: Title: 6.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes Due 2055 Principal amount: $1,000,000,000 Price to public: 100.000% of the principal amount, plus accrued interest, if any Underwriting discount: 1.000% ($10,000,000) Purchase price: 99.000% ($990,000,000), plus accrued interest, if any Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus B. Other Provisions Relating to the Securities Closing Date, Time and Location: February 19, 2025 at approximately 10:00 A.M. ET Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 Type of Offering: Non-delayed Applicable Time of Sale of the Securities pursuant to Section 1(d) of the Underwriting Agreement: 3:27 PM ET, February 13, 2025

Schedule 3-1 AMERICASACTIVE:20981629.5 Schedule 3 FORM OF COMPANY COUNSEL OPINION 1. The Company is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania and duly authorized to exercise all the powers recited in its charter or certificate of incorporation, and to transact business in the Commonwealth of Pennsylvania. 2. The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Disclosure Package and the Final Prospectus. 3. The Agreement has been duly authorized, executed and delivered by the Company. 4. The Indenture has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act. 5. The Securities have been duly authorized, executed and delivered by the Company and, when authenticated and delivered by the Trustee against payment therefor, will constitute legal, valid and binding obligations of the Company. 6. The execution and delivery of the Agreement by the Company and the performance of the Company’s obligations thereunder, and the issuance and sale of the Securities to you, do not and will not contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to (i) the Articles of Incorporation or By-Laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject that is listed in the Exhibit Index to the Company’s Form 10-K for the fiscal year ended December 31, 2024 or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. 7. No consent, approval, authorization, or order of, or qualification with, any state commission or regulatory authority or of any other governmental body or agency of the Commonwealth of Pennsylvania is required to be obtained by the Company with respect to the issuance and sale of the Securities and the performance by the Company of its obligations under the Transaction Agreements. 8. Our firm is not representing the Company in any pending litigation in which it is a named defendant, or in any litigation that is overtly threatened in writing against it by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the transactions contemplated by the Transaction Agreements, and to our knowledge, there are no pending legal proceedings in the Commonwealth of Pennsylvania to which the Company or any subsidiary is a party which is required to be set forth pursuant to Item 103 of Regulation S-K promulgated under the Securities Act in the documents incorporated by reference in the Disclosure Package and the Final Prospectus other than those referred to in such documents. 9. The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement (other than the financial statements and other financial information contained therein, as to which we express no opinion) as of the date the Registration Statement originally became effective under the Act, and together with the Preliminary Prospectus and the Final Prospectus, as of each “new effective date” within respect to the Securities pursuant to and within the meaning of Rule 430B(f)(2) under the Act, complied, and the Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which we express no opinion), as of their respective dates, complied, and the Final Prospectus (other than the financial statements and other financial

Schedule 3-2 AMERICASACTIVE:20981629.5 information contained therein, as to which we express no opinion), as of the date hereof, complies, in each case as to form in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act and the respective rules thereunder. 10. The statements under the captions “Description of the Notes” and “Material United States Federal Income Tax Considerations” in the Time of Sale Information and the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects. 11. The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. We have participated in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, including participation in conferences with officers of the Company and the Company’s accountants. Although we have not undertaken to determine independently and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus (except as provided in paragraph 9 above), based on that participation, we have no reason to believe that (1) the Registration Statement, at each time it became effective under the Act and (2) the Final Prospectus, as of its date and the date hereof in light of the circumstances under which they were made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except, in the case of the Registration Statement, the Form T-1s and in the case of the Registration Statement and the Final Prospectus, the financial statements and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion or belief). Additionally, we have no reason to believe that the Disclosure Package, as of the Applicable Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which we express no opinion or belief).

Annex I-1 AMERICASACTIVE:20981629.5 ANNEX I Exelon Corporation Pricing Term Sheet $1,000,000,000 6.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes Due 2055 Issuer: Exelon Corporation Expected Ratings*: -- Principal Amount: $1,000,000,000 Security Type: Fixed-to-Fixed Reset Rate Junior Subordinated Notes (the “Notes”) Trade Date: February 13, 2025 Settlement Date**: February 19, 2025 (T+3) Interest Rate: The Notes will bear interest (i) from and including February 19, 2025 to, but excluding, March 15, 2035 (the “First Reset Date”) at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus Supplement) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus Supplement) plus a spread of 1.975%, to be reset on each Reset Date (as defined in the Preliminary Prospectus Supplement). For additional information and the definitions of the terms Reset Period, Five-year U.S. Treasury Rate, Reset Interest Determination Date and Reset Date, see “Description of the Notes—Interest Rate and Maturity” in the Preliminary Prospectus Supplement. Maturity Date: March 15, 2055 Interest Payment Dates: March 15 and September 15 of each year, beginning on September 15, 2025 (each, an “interest payment date”) (subject to the Company’s right to defer interest payments as described under “Optional Interest Deferral” below). Optional Interest Deferral: So long as no event of default (as defined in the Preliminary Prospectus Supplement) with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods (as defined in the Preliminary Prospectus Supplement) of up to 20 consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus Supplement) each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. No interest will be due or payable on the Notes during any such Optional Deferral Period unless the Company elects, at its option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but

Annex I-2 AMERICASACTIVE:20981629.5 Issuer: Exelon Corporation Price to Public: Proceeds to Company: excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. The Company may elect, at its option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi- annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. The Company cannot begin a new Optional Deferral Period until the Company has paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. For additional information and the definitions of the terms event of default, Optional Deferral Period and Interest Payment Period, see “Description of the Notes—Events of Default” and “Description of the Notes—Option to Defer Interest Payments” in the Preliminary Prospectus Supplement. 100.000% of the principal amount, plus accrued interest, if any Approximately $990 million, after deducting the underwriting discount but before deducting the estimated offering expenses payable by the Company. Optional Redemption Provisions: The Company may redeem some or all of the Notes, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in the Preliminary Prospectus Supplement) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption

Annex I-3 AMERICASACTIVE:20981629.5 Issuer: Exelon Corporation CUSIP/ISIN: Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date. The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in the Preliminary Prospectus Supplement) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption— Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date. For additional information and the definitions of the terms Tax Event and Rating Agency Event, see “Description of the Notes— Redemption” in the Preliminary Prospectus Supplement. 30161N BQ3 / US30161NBQ34 Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Credit Agricole Securities (USA) Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC Joint Bookrunners: Senior Co-Managers: Loop Capital Markets LLC M&T Securities, Inc. Co-Managers: Academy Securities, Inc. Multi-Bank Securities, Inc. Siebert Williams Shank & Co., LLC Stern Brothers & Co. *Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. **We expect to deliver the bonds on or about February 19, 2025, which will be the third business day following the date of this term sheet (“T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds any day other than the business day preceding the settlement date will be required, by virtue of the fact that the bonds initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Annex I-4 AMERICASACTIVE:20981629.5 Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.